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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
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                        QWEST COMMUNICATIONS INTERNATIONAL, INC.
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                                     [LOGO]

Dear Qwest Shareowners:

    As you know, Qwest Communications entered into a definitive merger agreement with U S WEST, Inc. on July 18th. This creates a powerful, new $65 billion global broadband Internet communications company with approximately three million fiber miles of network worldwide. When the merger completes in mid-2000, the combined company is expected to have pro forma annual revenue of $18.5 billion and earnings before interest, taxes, depreciation and amortization (EBITDA) of $7.4 billion. We expect to bring together Qwest's advanced network and broadband Internet service capability with U S WEST's innovative local communications and broadband Internet access capability to form the benchmark large-capitalization growth company in the Internet/communications sector for the new millennium.

    Since the merger announcement, we have made significant progress in obtaining the approvals necessary to complete this merger. For example, the transaction has received clearance by the Department of Justice. Filings have also been made with the Federal Communications Commission and with public service commissions in the states in the U S WEST region that require merger approval. And we will hold our shareholders' meeting to consider the merger on November 2nd at the Hyatt Regency in Denver.

    The enclosed joint proxy provides a comprehensive review of the proposed merger. I urge you to read it carefully, including the section describing risk factors, and vote your proxy.

    I thought it might also be helpful for me to summarize the strategic rationale for our merger as we focus on increasing shareowner value in a rapidly changing Internet communications marketplace. The merger will accelerate our strategy of becoming the premier end-to-end provider of advanced broadband Internet-based communications worldwide. The merger will enable Qwest to extend its broadband Internet leadership position to more business and consumer customers through expanded broadband local connectivity.

BROADBAND INTERNET LEADERSHIP

    Our recently completed 18,500-mile fiber optic U.S. network gives Qwest a leadership position in broadband Internet-based communications. The qualities and capabilities of our network platform have been a major factor in establishing that leadership position. We have the first 2.4 gigabit (OC-48) nationwide Internet Protocol (IP) backbone network. The network links the Qwest CyberCenter large Web hosting facilities where we manage and deliver a wide array of broadband value-added communications services. Technology alliances with Microsoft, Hewlett-Packard, Cisco, Oracle, SAP America and Siebel Systems enhance the ability of the Qwest CyberCenters to provide advanced applications and services. Our newly formed venture with KPMG provides a focused distribution capability for these services. U S WEST's !NTERPRISE data unit, with more than 200,000 Internet access customers, provides even further data capability and customer reach.

LOCAL BROADBAND CONNECTIVITY

    U S WEST, with its 50,000-plus Digital Subscriber Line (DSL) subscribers, will allow Qwest to significantly enhance its ability to reach the 'last mile' and extend broadband connectivity to more customers. This will result in faster and greater penetration of Qwest's broadband Internet-based valued-
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added services to the 25 million U S WEST customers in the 14 states it currently serves as well as in other sections of the country.

    We will achieve more out-of-region local broadband connectivity for new Internet services, in part, by using U S WEST's employees and billing and provisioning systems. Building from a base of the largest eight to ten U S WEST cities, Qwest plans to become a national data-oriented Competitive Local Exchange Carrier (CLEC) focused on major cities outside the current U S WEST region and outside the region of our strategic partner BellSouth. We have already begun construction of 25 out-of-region local broadband networks.

GROWTH, EFFICIENCIES, EFFECTIVENESS

    The linkage with U S WEST will bring about significant economies of scale as well as meaningful cost savings attained through the avoidance or elimination of duplicate operating costs and capital expenditures, and more efficiently handled procurement and selling, general and administrative functions.

    Combining these companies will result in a large cap growth company. Scale, scope, revenue, EBITDA and shareholder value are all expected to significantly grow after U S WEST merges with Qwest. The projected annual revenue growth rate is estimated between 15 and 17 percent, while the anticipated annual EBITDA growth is approximately 20 percent, after Qwest receives approval to provide interLATA long distance service throughout the U S WEST region.

    Your Qwest Board of Directors believes that the merger is in the best interests of Qwest and its shareholders. We unanimously recommend a vote FOR approval of the merger agreement.

                                          Sincerely,

                                                      [SIG]

                                          Joseph P. Nacchio
                                          Chairman and CEO
                                          Qwest Communications International
                                          Inc.

September 17, 1999

This letter may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.